    MORGAN STANLEY INSTITUTIONAL FUND TRUST - U.S. SMALL CAP VALUE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                   AMOUNT OF
                                      OFFERING                      SHARES
   SECURITY       PURCHASE/  SIZE OF  PRICE OF    TOTAL AMOUNT     PURCHASED
   PURCHASED     TRADE DATE OFFERING   SHARES     OF OFFERING       BY FUND
---------------- ---------- -------- --------- ---------------- --------------
    Verisk       10/06/09      --      $22.000    $8,525,000.00        113,800
Analytics Inc.9

   % OF    % OF
 OFFERING  FUNDS
PURCHASED  TOTAL
 BY FUND  ASSETS       BROKERS        PURCHASED FROM
--------- ------ ------------------- ----------------
    0.13%  0.39%     BofA Merrill    Merrill Lynch
                        Lynch,
                        Morgan
                       Stanley,
                     J.P. Morgan,
                      Wells Fargo
                      Securities,
                        William
                        Blair &
                       Company,
                       Fox-Pitt
                        Kelton
                       Cochran
                       Caronia
                       Waller,
                        Keefe
                      Bruyette &
                        Woods